EXHIBIT 10.17
Conformed Copy

LARRY B. MARTIN
RETIREMENT AGREEMENT

          This Agreement is made by and between Larry B. Martin (“Mr. Martin” or “you”) and First Horizon National Corporation, its predecessors, successors, assigns, subsidiaries, parents, affiliates, and their respective directors, officers, employees and agents, attorneys and representatives, both past, present, or future (“the Company”). This arrangement is offered in recognition of your years of service with the Company and is accompanied with the Company’s hope that it will assist you during the transition period that follows.

          You will have up to 21 days to evaluate this Agreement. After signing this Agreement, you have seven days during which you may revoke your decision. The evaluation period will end on the earlier of the date you sign this agreement or on March 31, 2006.

          The elements of the retirement agreement are these:

          1.     Agreement:

          Your signature at the conclusion of this document represents your knowing and voluntary acceptance of this agreement. You acknowledge that you have not been pressured in any way to sign this Agreement and that you have executed it of your own free will. This Agreement should be returned to Jerrie Lytton, Senior Vice President & Employee Services Relationship Manager, 2112 North Roan Street, 4th Floor, Johnson City, Tennessee 37601, after you have fully executed it.

          2.     Consideration:

          In consideration of your release as set forth below and your retirement on June 30, 2006, the Company will provide you with the following. You acknowledge that you are not otherwise entitled to the consideration listed in this section. In the event of your death prior to the payment of any of the amounts set forth in this section, any payments for which a beneficiary has not already been designated will be paid to your estate.

          (i)     Payment of one year’s base salary

          You will receive payment of one year’s base salary in the amount of $482,000.00 less applicable taxes and deductions. This payment will be made in a lump sum on the first available pay period after the effective date of your retirement, provided that date is after the expiration of the 7-day revocation period following your signing of this agreement.

          (ii)     Standard Pension Restoration Plan benefit

          You will receive a monthly non-qualified pension benefit in accordance with the terms of the Company’s Pension Restoration Plan except that the company will waive the requirement for working until age 65 to receive this benefit and the first six monthly payments under this plan will be delayed and paid in a lump sum six months after your retirement date to comply with tax code 409A.

          (iii)     Additional pension benefit payment

          You will receive a one time lump sum payment of $1,330,000.00 less applicable taxes and deductions, which is the approximate present value of adding five years to your actual service for the purpose of determining your nonqualified pension benefit. This payment will be made on the first available pay period six months after your retirement date and will not have any effect on your FHNC qualified defined pension benefit. For purposes of calculating your FHNC qualified defined pension benefit, you will not receive any additional service credit beyond your actual years worked.

          (iv)     Restricted Stock

          Your restricted stock will vest upon retirement. The company retains the right to withhold shares to meet tax withholding requirements.

          (v)     Annual Bonus

          You have received your annual bonus for 2005. You will not be eligible for a bonus for 2006.

          (vi)     Long-term Incentive Plan (LTIP) Awards

          A percentage of currently outstanding LTIP awards will be paid per the performance formula and at the same time they would have been paid if you had not retired. All awards will be prorated based on full years worked during each performance period to provide a percentage of the award for each performance period. For example, you worked two full years of the three years in the 2004-2006 performance period, so you will receive two-thirds of the award after adjustments are made to reflect corporate performance as provided by the program. The payment of the 2004-2006 award will be made in the first quarter of 2007. Because you worked one full year during the 2005-2007 performance period, you will receive one-third of the award for the 2005-2007 performance period. The payment of the 2005-2007 award will be made in the first quarter of 2008. Nothing contained herein should be construed to guarantee that an LTIP award will be paid in either 2007 or 2008 if such payment is not warranted by Company results in accordance with the terms and conditions of the program.

          (vii)     Director and Executive Deferred Compensation Plan

          Payments of benefits will commence upon attainment of age 65 as originally contemplated upon enrollment in the plan.

          3.     Confidentiality and Non-Disclosure:

          In order to protect the legitimate interests of the Company, and its subsidiaries, you agree that you will not disclose to others at any time in the future, whether directly or indirectly, any information relating to the Company’s business plans or other confidential business information and/or trade secrets of the Company which you received or to which you were given access during your employment with the Company. If such information is required to be produced by law, court order or governmental authority, you must promptly notify the Company of that obligation. You may not produce or disclose any such information until the Company has (a) requested protection from the court or other legal or governmental authority issuing the process and the request has been denied, (b) consented in writing to such production or disclosure, or (c) taken no action to protect its interest within ten (10) business days (or such shorter period required by order of a court or other legal or governmental authority) after receipt of your notice.

          If any part of this agreement is knowingly violated by you, then you will be responsible for repayment of all sums paid to you pursuant to paragraph 2 of this agreement, in addition to all enforcement costs including, but not limited to reasonable attorney’s fees.

          4.     Release and Waiver:

          In consideration for the payments and benefits described in paragraph 2 above, and other good and valuable consideration, the receipt of which you acknowledge by your signature in the space provided below, you do, for yourself, your heirs, personal representatives, agents and assigns, fully, absolutely, and unconditionally release, acquit and forever discharge the Company, and its parent, First Horizon National Corporation and any and all of their predecessors, successors, assigns, subsidiaries, parents, affiliates, and their respective directors, officers, employees and agents, attorneys and representatives, both past, present, or future, from any and all claims, losses, demands, liabilities, causes of action, fees (including attorney’s fees), compensation, back pay and/or front pay, employment or re-employment and any other benefits, obligation or liability of any kind, known or unknown, whether heretofore asserted or unasserted, including but not limited to all causes of action arising out of or in any way related to your employment by the Company, or your separation, whether arising out of or related to Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Civil Rights Act of 1991; the Sarbanes-Oxley Act; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended, (the “ADEA”), the Family and Medical Leave Act (“FMLA”), the Fair Labor Standards Act (“FLSA”), the Tennessee Human Rights Act, Tennessee Code Annotated

section 4-21-101 et seq, and Tennessee Code Annotated 8-50-103 (Employment of the Handicapped), and any other federal or state, local, or city statute, code, ordinance, rule, regulation, or common law governing, controlling or otherwise dealing with employment, employment discrimination or equal employment opportunity, unemployment compensation, employment termination, or otherwise all causes of action occurring from the beginning of time to the date of this Agreement.

          If for any reason this Release is invalidated as a result of any claim made by you, whether in whole or in part, then you understand that the gross amount paid you must be repaid to the Company in full.

          5.     Acknowledgment of OWBPA Compliance:

          Because this Agreement includes a release and waiver as to claims under the Age Discrimination in Employment Act, your signature below acknowledges that it complies with the Older Workers Benefit Protection Act (“OWBPA”) of 1990 and further acknowledges that you confirm, understand and agree to the terms and conditions of this Agreement; that these terms are written in lay persons terms, and that you have been fully advised of your right to seek the advice of an attorney, as well as tax advisors to review this Agreement. You acknowledge receiving not less than twenty one (21) calendar days in which to consider this Agreement to ensure that your execution of this Agreement is knowing and voluntary. In signing below, you expressly acknowledge that you have been afforded at least twenty-one (21) days to consider this Agreement and that your execution of same is with full knowledge of the consequences thereof and is of your own free will. By signing on the date below, if less than twenty-one (21) days, you voluntarily elect to forgo waiting twenty-one (21) full days. You agree that any change, material or immaterial, to the terms of this Agreement does not restart the running of the twenty-one (21) day period.

          6.     Other benefits:

          Your right to benefits under other plans of the Company is not affected by your signature to this agreement. This includes your 401k benefit, life insurance, post-retirement medical benefits and any deferred compensation arrangements not included in section 2 of this agreement. As provided under the plan, your management stock options will expire the earlier of the original expiration date or the third anniversary of your retirement date. Deferral stock options will expire the earlier of the original expiration date or the fifth anniversary of your retirement date.

          7.     Right of Revocation:

          Your signature also acknowledges that, in compliance with the OWBPA mentioned above, you have been fully advised by the Company of your right to revoke and nullify this release and Agreement, which right must be exercised if at all, within seven (7) days of the date of your signature. Any revocation of this agreement must be in writing, addressed to First Tennessee Bank, attention Jerrie Lytton, Employee

Services Division, 2112 North Roan Street, 4th Floor, Johnson City, Tennessee 37601. The Company must be notified within the foregoing seven day period. This agreement will not become effective or enforceable until the expiration of the seven day period. In no event shall payment be made by the Company on or before the effective date.

          8.     Non-competition, Non-Solicitation and Non-interference:

          A.     Non-Competition: For a period of two (2) years following the termination of your employment with the Company, you agree that you will not directly or indirectly engage as an owner, employer, employee, director, principal, agent or otherwise, with any company engaged in a similar line of business in competition with First Horizon National Corporation or any of its subsidiaries.

          B.     Non-Solicitation: For a period of two (2) years following the termination of your employment with the Company, you will not, without the express written approval of the Company, directly or indirectly, on behalf of yourself or for others, knowingly solicit or contact in any manner (with the intent of providing any service or product competitive with any service or product which is provided at the time of such contact by the Company) any customer of the Company with whom you had actual contact while employed by the Company.

          C.     Non-Interference: For a period of two (2) years following the termination of your employment with the Company, you will not directly or indirectly induce or encourage:

          (i)     any employee or contractor of the Company to leave his/her position to seek employment or association with any person or entity other than the Company; or

          (ii)     any dealer, supplier or customer of the Company to modify or terminate any relationship, whether or not evidenced by a written contract, with the Company.

          You acknowledge and agree that the restrictions set forth in paragraph 8 hereof are reasonable and necessary for the protection of Company business and goodwill. You further agree that if you breach or threaten to breach any of your obligations in this Agreement, the Company in addition to any other remedies available to it under the law may obtain specific performance and/or injunctive relief against you to prevent such continued or threatened breach. You also acknowledge and agree that the Company shall be reimbursed by you for all reasonable attorneys’ fees and costs incurred by it in enforcing any of its rights or remedies under this section or any other provision of the Agreement.

          9.     Return of Documents:

          By your signature, you acknowledge and confirm that you have returned to the Company any and all documents belonging to it, as well as any other property which belongs to it, and that no such documents or materials or property have been retained by you.

          10.     Binding Effect:

          Upon your signing this Agreement, and after the expiration of seven (7) days, it will become effective and is binding upon you and the Company and their respective successors, assigns, heirs and personal representatives, as is discussed in paragraph 4 above.

          11.     Severability:

          A finding that any provision of this Agreement is void or unenforceable shall not affect the validity or enforceability of any other provisions of this Agreement.

          12.     Drafting:

          This Agreement is a product of negotiations between the parties and in construing the provisions of this Agreement, no inference or presumption shall be drawn against either party on the basis of which party or their attorneys drafted this Agreement.

          13.     Captions:

          The captions to the various paragraphs of this Agreement are for convenience only and are not part of this Agreement.

          14.     Sole Agreement:

          By your signature, you also confirm that the only consideration for your signing this Agreement are the terms set forth within it, and that no other promise or agreement of any kind has been made to you by the Company or anyone acting by, for, or on its behalf.

          YOU ALSO AFFIRM THAT YOU HAVE BEEN FREE TO DISCUSS THIS MATTER PRIVATELY AND THOROUGHLY WITH AN ATTORNEY OF YOUR CHOICE AND THAT YOU FULLY UNDERSTAND THE MEANING AND INTENT OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ITS FINAL AND BINDING EFFECT.

          This Agreement covers in detail each and every element of the retirement agreement agreed upon between you and the Company. Your signature in the space provided below will confirm that you have had an unhurried opportunity to carefully read and review this Agreement and seek advice with respect to its content, and that you fully understand its meaning in all respects.

          This Agreement may be enforced by the parties in any state or federal court of competent jurisdiction.

          This Agreement is signed in duplicate originals at First Tennessee Bank in Memphis, Tennessee.

First Horizon National Corporation

By: /s/ Jerrie Lytton	3/30/06

Jerrie Lytton	Date
Senior Vice President &
Employee Services Relationship Manager

I HAVE READ THE FOREGOING AGREEMENT, HAVE HAD A REASONABLE AND ADEQUATE OPPORTUNITY TO REVIEW IT, AND FULLY UNDERSTAND AND VOLUNTARILY SIGN THE SAME.

/s/ Larry B. Martin	3/23/06

Larry B. Martin	Date

I understand that this Agreement will not become effective until after seven (7) days following the date I signed it, and I can revoke this Agreement before the expiration of the seven days by submitting a written statement indicating my desire to revoke the Agreement to Jerrie Lytton, Employee Services.

/s/ Larry B. Martin	3/23/06

Larry B. Martin	Date

Witnessed by:

/s/ Jane R. Suffridge
[Jane R. Suffridge
Notary of the State of Tennessee	State of Tennessee
Notary Public Seal]